UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): December 31, 2024

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

729 N. Washington Ave., Suite 600 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 800-0059

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 31, 2024, at the Annual General Meeting (the “AGM”) of FOXO Technologies Inc., a Delaware corporation (the “Company”), outstanding shares of the Company’s Class A Common Stock and Series A Cumulative Convertible Redeemable Preferred Stock held of record as of December 19, 2024, the record date for the AGM, representing 8,274,624 of 23,749,517 votes (or 34.84%) were present either in person or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals at the AGM, each of which received sufficient votes (more than a majority of the votes cast) for approval. The final vote tabulation for each proposal is set forth below.

Proposal 1. Election of Directors.

Nominee	For	Withhold	Broker Non-Votes
Mark White	2,127,330	6,147,294	0
Bret Barnes	7,685,014	589,610	0
Francis Colt deWolf III	3,147,193	5,127,431	0
Trevor Langley	7,723,345	551,279	0
Seamus Lagan	7,722,613	552,011	0

Each of the nominees was elected to serve as a director until the next annual meeting or until the election and qualification of his successor.

Proposal 2. Ratification of Kreit & Chiu CPA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstentions
7,703,732	69,264	501,628

There were no broker non-votes on this proposal.

The stockholders ratified the appointment of Kreit & Chiu CPA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Company’s stockholders approved all proposals. Although the adjournment proposal would have received sufficient votes to be approved, no motion to adjourn was made because the adjournment of the AGM was determined not to be necessary or appropriate.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: December 31, 2024	By:	/s/ Seamus Lagan
	Name:	Seamus Lagan
	Title:	Chief Executive Officer

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